                             EMPLOYMENT AGREEMENT

     EMPLOYMENT AGREEMENT (this "Agreement"), dated July 31, 1997, to be effective as of August 18, 1997 (the "Effective Date"), by and between RSL Communications, Ltd. (the "Corporation"), a company organized under the laws of Bermuda, and Andrew C. Shields (the "Employee"), an individual residing at 6925 Candace Place, Worthington, Ohio 43086.

                                   WITNESETH:

     WHEREAS, the Corporation desires to employ the Employee and the Employee is willing to undertake such employment on the terms and subject to the conditions hereinafter set forth.

     NOW, THEREFORE, the parties hereto hereby agree as follows:

                                    ARTICLE I

                             TERM OF THE AGREEMENT

     Section 1.01 Term of the Agreement.

     Upon the terms and subject to the conditions set forth in this Agreement, the Corporation hereby employs the Employee as Vice President of International Carrier Relations of the Corporation for the period (the "Employment Period") commencing on the Effective Date and terminating on the third anniversary of the Effective Date, subject to earlier termination as provided in Article III hereof or upon the death of the Employee.

                                   ARTICLE II

                       TERMS CONDITIONS OF THE AGREEMENT

     Section 2.01 Services to be rendered by the Employee.

     The Employee accepts employment as Vice President of International Carrier Relations, agrees to be in charge of and responsible for all of the duties normally associated with said position including, without limitation, responsibility for all commercial relationships with external carriers, responsibility for establishing and maintaining a database of global carrier costs, analysis of the economics of carrier routing for least cost routing purposes, ongoing analysis of intracompany carrier costs, development and deployment of a global strategy for all operating entities with respect to carrier relations, and negotiation and purchase of cable lines. Employee agrees faithfully and to the best of his abilities to perform such services and such other services consistent with such position as may from time to time be assigned to him by the Board of Directors of the Corporation and agrees to devote all of his business time, skill and attention to such services and to the affairs of the Corporation. The duties of the Employee also include, from time to time, service as an officer of a subsidiary or other affiliated entity of the Corporation, as may be directed by the Chief Executive Officer of the Corporation. The Employee shall do such traveling as may be required in the performance of his duties hereunder.

     Section 2.02 Compensation and Benefits.

     (a) The Corporation shall pay to the Employee, and the Employee shall accept from the Corporation, for the Employee's services during the Employment Period, (i) a salary (the "Base Salary) during each year of the Employment Period equal to $175,000, payable in accordance with the Corporation's customary employee payroll policy as in effect from time to time, but not less frequently than monthly and (ii) a bonus in amounts and payable as provided in Section 2.02(b) hereof. The Corporation shall deduct from the Employee's total annual compensation withholding taxes and/or any other taxes as may be required by United States Federal government or any other governmental authorities.

     (b) Within 30 days after the Effective Date and within 30 days prior to the end of each fiscal year during the Employment Period, the Corporation shall establish a special bonus incentive program (the "Program") for the Employee pursuant to which the Corporation shall determine reasonable objectives agreeable to the Employee, based on the Corporation's annual business plan, and subject to approval of the Corporation's Board of Directors. If Employee attains such objectives, the Employee shall receive a targeted bonus of 25% of the Base Salary (the "Special Bonus") with respect to each fiscal year during the Employment Period commencing with the fiscal year ending December 31, 1997 (on a pro-rata basis for such first fiscal year), payable not later than 15 business days following such fiscal year (whether or not such payment date is during the Employment Period, but subject to Section 2.02(c) below). In the event that the Board of Directors of the Corporation approves the payment of employee bonuses under the Program on a semi-annual basis, then the Special Bonus shall be payable to the Employee in accordance with such basis.

     (c) Unless otherwise provided in Article III the Special Bonus contemplated by Section 2.02(b) hereof shall not be payable to the Employee if, prior to the end of the applicable period, the employment of the Employee shall have been terminated.

     (d) During the Employment Period, the Employee shall be entitled to participate in the Corporation's 1995 Stock Option Plan (the "Plan"), as amended, pursuant to which participants are awarded options to purchase shares of the Class A common stock (the "Common Stock") of the Corporation. As of the Effective Date, the Corporation Shall grant to the Employee stock options (the "Options"), pursuant to the Plan, to purchase up to an aggregate of 50,000 shares of the Corporation's Common Stock at an exercise price of $0.01 per share. The Options shall vest over three years in equal portions, such that 1/3 of the Options shall vest at the end of the first year of the Employment Period, 1/3 of the Options, shall vest at the end of the second year of the Employment Period and 1/3 of the Options shall vest at the end of the third year of the Employment Period.

     (e) The Corporation shall reimburse the Employee, on the Effective Date, $50,000 for all moving costs, closing costs, traveling and other expenses incurred by reason of the sale of Employee's principal home in Ohio and purchase of a home in the tri-state Metropolitan area, including brokerage fees, and all other fees, costs or expenses incurred by the Employee in connection with the Employee's relocation from Ohio to the tri-state Metropolitan area; provided, however, that Employee shall be obligated to return the $50,000 to the Corporation if, before the first anniversary of the Effective Date, the Employee's employment is either terminated by the Corporation for "cause" pursuant to Section 3.03 or by the Employee for other than 'Good Reason" as defined in Section 3.04.

     (f) For a maximum period of three months, following the Effective Date, the Corporation shall reimburse the Employee for the reasonable cost of the rental of a suitable apartment in New York City and for airfare and other reasonable transportation expenses associated with travel from New York to the Employee's current residence in Ohio, provided, however, that in no event shall the Corporation be obligated to reimburse the Employee for more than (i) $3,000 per month for rental of the apartment (plus the cost of any deposit or rental fee) or (ii) $4,000 per month for such other reasonable transportation expenses associated with such travel. In addition, the Corporation shall reimburse the Employee for the reasonable cost of commuting from his new home in the tri-state Metropolitan area to the Corporation's offices in New York City, provided, however, that in no event shall the Corporation be obligated to reimburse the Employee for more than $350 per month for such costs of commuting. All such reimbursements shall be made by the Corporation upon the presentation of appropriate documentation therefor.

     (g) At any time, at the Employee's request, within 90 days of the Effective Date (the "Loan Date"), the Corporation shall promptly upon receipt of such request provide a loan to the Employee in an amount up to $100,000 (the "Loan"). The Loan shall accrue interest at the lowest applicable Federal rate on the Loan Date. The Loan plus any accrued interest thereon shall be immediately due and payable on the earliest of (i) the fifth year anniversary of the Effective Date,
(ii) the date of sale of any of the Employee's common stock of the Corporation received by the Employee from the Corporation as a result of exercising any of the Options granted to the Employee the Plan and (iii) the seventh business day following the date of termination of the Employee's employment if the Employee's employment is either terminated by the Corporation for "cause" pursuant to Section 3.03 or by the Employee for other than "Good Reason" as defined in Section 3.04. The Employee shall execute a promissory note, in the form of Exhibit A attached hereto, evidencing the Loan.

     (h) The Employee shall be entitled to participate, on the same basis, subject to the same qualifications, as other similar executive officers of the Corporation, in any of the Corporation's pension, profit sharing, 401(k) or similar plan, savings, bonus, life insurance, health insurance, dental insurance, disability insurance, hospitalization and other fringe benefit plans and policies in effect with respect to employees of the Corporation.

     (i) The Corporation shall reimburse the Employee for all reasonable out-of-pocket expenses incurred by Employee in connection with the performance of his duties hereunder. All such reimbursements shall be made by the Corporation upon the presentation of appropriate documentation therefor.

     (j) During the Employment Period, the Employee shall be entitled to vacations of 20 business days per annum, and all holidays observed by the Corporation, during which times the Employee shall be entitled to his full compensation.

                                   ARTICLE III

                                  TERMINATION

     Section 3.01 Disability. If, during the Employment Period, the Employee shall be unable substantially to perform the duties required of him pursuant to the provisions of this Agreement due to any physical or mental Disability (as defined below) for a period of 60 days in any 12 consecutive months, the Corporation shall have the right to terminate the Employee's employment pursuant to this Agreement by giving not less than 15 days' written notice to the Employee, at the end of which time, if such disability has continued, the Employee's employment shall be terminated. The Employee shall retain his status and continue to receive his Base Salary as provided in Section 2.02(a)(i) and benefits hereunder during the period prior to any termination hereunder because of a disability. As used in this Agreement, the term "Disability" shall mean the inability of the Employee to perform his duties under this Agreement, as determined by an independent physician, due to any mental, physical or psychological injury, illness or disease.

     Section 3.02 Death. In the event of the Employee's death during the Employment Period, this Agreement shall terminate as of the date of such death and the Corporation shall no longer be under any obligation to the Employee or his heirs, executors or legal representatives pursuant to this Agreement except for (i) any salary accrued and unpaid up to the date of the Employee's death and
(ii) any unreimbursed expenses pursuant to Section 2.02(i) to the date of death.

     Section 3.03 Termination For Cause. The Corporation shall have the right to terminate the Employee's employment pursuant to this Agreement for "cause." "Cause" for termination shall mean (i) the conviction (after trial or upon plea) of the Employee for a felony under State or federal law of the United States;
(ii) any embezzlement, fraud or dishonesty or commission of an offense involving money or other property of the Corporation; (iii) the material breach by the Employee of the provisions of this Agreement, which breach, if capable of being cured, is not cured within 10 days after written notice by the Corporation specifying such breach or if not capable of being cured within 10 days, if the Employee has not commenced good faith efforts to cure such breach within 10 days and, in any event, such breach is not cured within 30 days after such written notice; (iv) the Employee's failure after written notice to perform any of his material duties or to comply with an order of the Board of Directors; or (v) gross negligence in the performance of the Employee's duties.

     In the event the Corporation terminates the Employee for "cause" under this provision, then this Agreement shall terminate and the Corporation shall have no further obligation hereunder; provided, however, the Corporation shall pay the Employee all Base Salary accrued and any unreimbursed expenses owed as of the date of termination.

     Section 3.04 Employee Termination For Good Reason. The Employee shall have the right, upon 30 days' prior written notice to the Corporation, to terminate his employment pursuant to this Agreement for "Good Reason." "Good Reason" for termination hereunder means the material breach by the Corporation of the provisions of this Agreement, which breach, if capable of being cured, is not cured within 15 days after written notice by the Employee specifying such breach or if not capable of being cured within 15 days, if the

Corporation has not commenced good faith efforts to cure such breach within 15 days and, in any event, such breach is not cured within 45 days after such written notice. In the event of a failure to cure within 45 days of notice of breach, the notice of breach shall be regarded as notice of termination by the Employee and the Employer may terminate employment for "Good Reason" at the end of such 45 day period.

     In the event the Employee terminates for "Good Reason" under this provision, then the Corporation shall pay to the Employee the Base Salary that would otherwise have been payable to the Employee for the 12 month period commencing with termination of Employment or for the remaining term of the Employment Period, whichever is shorter, payable in accordance with the terms of
Section 2.02(a)(i) hereof and the Employee shall continue to be covered by all health and disability benefits, at the cost of the Corporation, for a period of 90 days from such termination or the remaining term of the Employment Period, whichever is longer.

     Section 3.05 Termination Without Cause. If the Employee's employment hereunder is terminated by the Corporation, other than for "cause," death or disability, the Corporation shall pay to the Employee the Base Salary that would otherwise have been payable to the Employee for the 12 month period commencing with the termination of Employment or for the remaining term of the Employment Period, whichever is shorter, payable in accordance with the terms of Section 2.02(a)(i) hereof and the Employee shall continue to be covered by all health and disability benefits for a period, at the cost of the Corporation, of 90 days from such termination.

                                   ARTICLE IV

                                CONFIDENTIALITY

     Section 4.01 Confidential Information.

     The Employee shall hold in a fiduciary capacity for the benefit of the Corporation and each of the Corporation's parent, subsidiaries or affiliates (the "Affiliated Entities") all information, knowledge, and data relating to or concerned with its and their operations, business and affairs, including, without limitation, information disclosed to the Employee or known, learned, created or observed by him as a consequence of or through this Agreement, not generally known in the relevant trade or industry or known to the Employee prior to his employment by the Corporation, about the Corporation's business activities, services and processes, including, without limitation, information concerning advertising, sales promotion, publicity, sales data, research, telecommunications technology, finances, accounting, methods, processes, business plans (including prospective or pending licensing applications or investments in license holders or applicants), client or supplier lists and records, potential client or supplier lists, and client or supplier billing (collectively, the "Confidential Information"), and, except as otherwise specifically provided in this Agreement, the Employee shall not, during the Employment Period or at any time thereafter, use, disclose or divulge any Confidential Information, knowledge or data, including, without limitation, trade secrets of the Corporation or an Affiliated Entity, relating to the Corporation or an Affiliated Entity or any of its or their respective customers or any producer, manufacturer, licensor, supplier or any other person providing services or goods to the Corporation or an Affiliated Entity or with whom any of them does business, to any person, firm or corporation other than to the

Corporation or the Affiliated Entities or their designees or except as may otherwise be required in connection with the business and affairs of the Corporation and the Affiliated Entities; provided, however, that such Formation shall not include (i) information which at the time of disclosure or thereafter is or becomes part of the public domain, knowledge or literature other than through the Employee's disclosure; (ii) information required by law to be disclosed; or (iii) as may be permitted by the terms of this Agreement. It is the specific intent of the Corporation and the Employee that each and all of the provisions set forth hereinabove shall be valid and enforceable as specifically set forth hereinabove; and that the Employee acknowledges that the Corporation's remedies at law are likely to be inadequate, and the Employee consents to the application of the equitable remedies of specific performance to enforce the Corporation's rights hereunder. Further, should any person seek to legally compel the Employee (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demands or otherwise) to disclose any Confidential Information, the Employee shall provide the Corporation with prompt notice followed up in writing so that the Corporation may seek a protective order or other appropriate remedy, failing which the Employee shall be entitled to make such disclosure as is legally required. In any event the Employee shall use his best efforts with the advice of counsel to furnish only that portion of the Confidential Information which is legally required and, with the cooperation of the Corporation, will exercise his best efforts to obtain reliable assurance that confidential treatment will be accorded information so disclosed. In the event of a breach or a threatened breach by the Employee of the provisions of this Section 4.01, the Corporation may, in addition to any other remedies it may have, obtain injunctive relief in any court of appropriate jurisdiction to enforce this Section 4.01. The provisions of this Section 4.01 shall survive the expiration or termination, for any reason, of this Agreement and shall be separately enforceable. The Employee hereby assigns to the Corporation any and all rights the Employee may have or hereafter acquire in any Confidential Information.

     Section 4.02 Corporate Records. All files, records, compilations, reports, studies, manuals, memoranda, notebooks, documents, correspondence, products and strategies, costs, and other confidential, secret or proprietary information or records and similar items relating to the business of the Corporation and the Affiliated Entities, its subsidiaries and its affiliates, whether prepared by the Employee or otherwise coming into his possession, are and shall remain the exclusive property of the Corporation, its subsidiaries and/or its affiliates, and, to the extent possible, shall be promptly delivered to the Corporation upon termination of the Employee's employment.

                                    ARTICLE V

                       NONCOMPETITION AND NONSOLICITATION

     Section 5.01 Noncompetition and Nonsolicitation.

     (a) Except if terminated by the Corporation without "cause" or if terminated by the Employee with "Good Reason," the Employee agrees, to the extent permitted by law, that neither he nor any entity in which he may be interested as a partner, trustee, director, officer, employee, shareholder, option holder, lender of money or guarantor (each, an

"Employee Affiliate"), during the Employee's employment with the Corporation and during the period terminating on the earlier to occur of the one year anniversary of the termination of the Employment Period or the one year anniversary of the termination the Employee's employment with the Corporation, whether or not subsequent to the termination of the Employment Period, directly or indirectly, own, manage, operate, join or control, or participate in the ownership, management, operation or control of, or be a director or employee of, or a consultant to, any business, firm or corporation which is conducting any business which competes in any substantial respect with the business of the Corporation or an Affiliated Entity as conducted at the date of termination, including, without limitation, the business of international long distance telecommunication services engaged in by the Corporation or any Affiliated Entity in any country where the Corporation, or any Affiliated Entity, conducts such business at any time during the Employment Period; provided, however, that the provisions of this Article V shall not apply to investments by the Employee in shares of stock registered under the Securities Exchange Act of 1934 which shall constitute less than one percent (1%) of the outstanding shares of such class of stock; and, provided, further, that, subject to the Corporation's written approval, which approval shall not be unreasonably withheld, the Employee shall be entitled to be a consultant to a business which may compete in substantial respect with the business of the Corporation if such competing business is in a geographic location where the Corporation does not conduct significant business at such time. It is understood and agreed that any opportunity directly or indirectly related to any business engaged in by the Corporation or any Affiliated Entity in any country where the Corporation or any Affiliated Entity conducts such business at any time during the

Employment Period shall be deemed a corporate opportunity and the Employee shall promptly make such opportunity available exclusively to the Corporation.

     (b) The Employee agrees that he will not, during the Employment Period and for one year thereafter (i) persuade or attempt to persuade any producer, manufacturer, licensor, supplier or any other person providing services or goods to the Corporation or an Affiliated Entity not to do business with the Corporation or an Affiliated Entity, as the case may be which may reduce the amount of business it does with the Corporation or an Affiliated Entity, as the case may be; (ii) persuade or attempt to persuade any customer or potential customer not to do business with the Corporation or an Affiliated Entity which may reduce the amount of business it does with the Corporation or an Affiliated Entity, as the case may be; (iii) solicit for himself or any person other than the Corporation or an Affiliated Entity the business of any producer, manufacturer, licensor, supplier or any other person providing services or goods to the Corporation or an Affiliated Entity or any customer or potential customer who did business with the Corporation or an Affiliated Entity within one year prior to the termination of the Employment Period; (iv) persuade or attempt to persuade any employee of the Corporation or an Affiliated Entity, or any individual who was an employee of the Corporation or an Affiliated Entity during the one year prior to termination of the Employment Period, to leave the Corporation's, or such affiliate's employ or to become employed by any person other than the Corporation or an Affiliated Entity; or (v) unless the Employee has received the Corporation's written approval, which approval shall not be unreasonably withheld, perform any consulting services for any person, partnership, corporation, or other entity who has engaged in business with the Corporation or an Affiliated

Entity during the one year immediately preceding termination of the Employment Period.

Section 5.02 Remedies.

     The Employee acknowledges and agrees that, because of the unique and extraordinary nature of his services, any breach of the provisions of Article IV or Article V will cause irreparable injury and incalculable harm to the Corporation or an Affiliated Entity and that the Corporation shall, accordingly, be entitled to injunctive or other equitable relief.

                                   ARTICLE VI

                                 MISCELLANEOUS

     Section 6.01 Notices.

     All notices and other communications provided for or permitted hereunder shall be made by hand delivery, first class mail (registered or certified mail, return receipt requested), telex, telecopier or commercial courier guaranteeing next day delivery addressed as follows:

     (a) if to the Corporation, at RSL Communications, N. America, Inc. at 767 Fifth Avenue, Suite 4300, New York, New York 10153, attention: Avery S. Fischer, Esq.,

     (b) if to the Employee, at his address set forth above; or at such other address of which either party shall have given notice to the other in the manner herein provided.

All such notices and communications shall be deemed to have been duly given at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged (verbally or electronically), if telecopied; and the next business day after timely delivery to the courier, if sent by commercial courier guaranteeing next day delivery.


     Section 6.02 Entire Agreement; Amendment and Waiver.

     All prior or contemporaneous agreements, contracts, promises, representations and statements, if any, among the parties hereto, or their representatives are merged into this Agreement and this Agreement shall constitute the entire agreement between them. Any term of this Agreement may be amended and the observance of any term hereof may be waived (either prospectively or retroactively and either generally or in a particular instance) only with the written consent of the party to be charged.

     Section 6.03 Severability.

     If any provision of this Agreement, or the application thereof in any circumstances, is held to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality, enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected.

     Section 6.04 Assignments.

     This Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, administrators, executors, personal representatives, successors and assigns; provided that this Agreement may not be assigned by Employee unless agreed to in a writing signed by the parties hereto.

     Section 6.05 Governing Law.

     This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to New York's principles of conflicts of law.

     Section 6.06 Withholding.

     The Corporation shall be entitled to withhold from amounts payable to the Employee hereunder such amounts as may be required by applicable law.

     Section 6.07 Headings.

     The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     Section 6.08 Survival of Provisions.

     The provisions of Articles IV and V of this Agreement shall survive the expiration or termination of this Agreement.

     Section 6.09 Competence.

     The Employee represents and warrants that he is legally able to enter into and perform his obligations under this Agreement.

     Section 6.10 Arbitration.

     Subject to Section 5.02 hereof, the parties hereto agree that any dispute arising out of or relating to this Agreement shall be resolved exclusively by arbitration through and under the rules of the American Arbitration Association in New York before an arbitration panel consisting of one arbitrator in accordance with the rules of the American Arbitration Association. For purposes of this provision and any action to compel arbitration or to enforce an arbitration award, the parties consent and submit to the jurisdiction of the federal and state courts and any applicable arbitral body located within the State of New York. The results of the arbitration shall be final and the parties waive all rights of appeal.

     Section 6.11 Counterparts.

     This Agreement may be executed in any number to counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                   RSL COMMUNICATIONS, LTD.


                                   By /s/ Itzhak Fisher
                                     --------------------------
                                   Name: Itzhak Fisher
                                   Title: President and CEO


                                   ----------------------------
                                   ANDREW C. SHIELDS

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                   RSL COMMUNICATIONS, LTD.

                                   By

                                     --------------------------
                                   Name: Itzhak Fisher
                                   Title: President and CEO

                                   /s/ Andrew C. Shields
                                   ----------------------------
                                   ANDREW C. SHIELDS

                                                                       Exhibit A

                                PROMISSORY NOTE

$100,000.00                                                   New York, New York
                                                                    July _, 1997

     FOR VALUED RECEIVED, ANDREW C. SHIELDS ("Maker"), an individual residing at 69-25 Candace Place, Werthington, Ohio 43086, hereby promises to pay to the order of RSL COMMUNICATIONS, LTD., a Bermuda corporation ("Holder"), the principal amount of [ONE HUNDRED THOUSAND DOLLARS ($100,000)] in lawful money of the United States of America, plus any accrued but unpaid interest through the date of maturity hereof.

     1. Payment. The principal amount and interest on this promissory note "Note") shall be due and payable on the date (the "Maturity Date") which is the earlier of (i) August 11, 2002, (ii) the date of the sale of any of Maker's common stock of the Corporation received by Maker from the Corporation as a result of exercising any of the options granted to Maker, pursuant to the Employment Agreement (the "Employment Agreement"), dated as of the date hereof, between Maker and Holder, and (iii) the seventh business day following the date of termination of Maker's employment in accordance with, and by the reasons set forth in, Section 2.02(g) of the Employment Agreement.

     2. Interest. The Maker shall pay interest on an annual basis from the date of this Note on the unpaid principal sum at the lowest applicable Federal rate of interest on the date hereof. In no event shall the interest charged hereunder exceed the maximum permitted by law. Interest shall not compound, and shall accrue as of the date payment is due.

     3. Place of Payment. Payments of principal, interest and any other amounts hereunder are to be made to Holder at 767 Fifth Avenue, Suite 4300, New York, NY 10153, or such other place as Holder shall designate to Maker in writing.

     4. Prepayment. This Note may be prepaid, in whole or in part, at any time or from time to time, without premium or penalty.

     5. Payment not on a Business Day. If any payment of principal of or interest on this Note shall become due on a Saturday, Sunday or a public holiday under the laws of the State of New York or the United States of America, then such payment shall be made on the next succeeding business day without penalty.

     6. Late Payment Charge. In the event that Maker fails to make any payment of principal or interest under this Note on or prior to the Maturity Date, then the principal amount plus accrued interest under this Note shall bear interest from such date at a rate per annum equal to 10% compounded monthly. Notwithstanding the foregoing, the obligation of Maker to make payments of interest shall be subject to the limitation that payments of interest shall not be required to be made to Holder to the extent that Holder's receipt thereof would not be permissible under the law or laws applicable to Holder limiting rates of interest which may be charged or collected by Holder.

     7. Expenses. Maker shall pay all reasonable costs and expenses, including reasonable attorneys' fees and expenses, incurred by Holder in collecting or enforcing this Note.

     8. Successors and Assigns. This Note shall inure to the benefit of and be enforceable by Holder and its successors and assigns and shall be binding and enforceable against Maker and his heirs and assigns. Notwithstanding the foregoing, Maker shall not assign its obligations hereunder without the prior written consent of Holder.

     9. Severability. It is the desire and intent of the parties that the provisions of this Note be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any provision of this Note would be held to be invalid, prohibited or unenforceable in any jurisdiction for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Note or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Note or affecting the validity or enforceability of such provision in any other jurisdiction.

     10. Waivers. (a) Maker hereby waives presentment, demand for payment, notice of dishonor, notice of protest, and protest in connection with the delivery, acceptance, performance, default, endorsement or guaranty of this Note.

     (b) No delay by Holder in exercising any power or right hereunder shall operate as a waiver of any power or right, nor shall any single or partial exercise of any power or right preclude other or further exercise thereof, or the exercise of any other power or right hereunder or otherwise. No waiver or modification of the terms hereof shall be valid unless set forth in writing by Holder.

     11. Modification. No modification, alteration or change of any of the provisions hereof shall be effective unless in writing and signed by Maker and Holder and only to the extent set forth therein.

     12. Governing Law, Jurisdiction, Waiver of Jury Trial. This Note shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to conflicts of law principles thereof. For purposes of this Note, Maker hereby irrevocably submits to the nonexclusive jurisdiction of the courts of the State of New York, sitting in New York County, and the courts of the United States for the Southern District of New York. Maker irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court, any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum and the right to object, with respect to any such suit, action or proceeding brought in any such court, that such court does not have jurisdiction over such party. In any such suit, action or proceeding, Maker waives, to the fullest extent it may effectively do so, personal service of any summons, complaint or other process and agrees that the service thereof may be made by certified or registered mail. Maker agrees that a final judgment in any such action or proceeding may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Maker hereby waives all right to trial by jury in any action, suit or proceeding brought to enforce or defend any rights or remedies under this Note.

     13. Confessed Judgment. Upon the occurrence of a default hereunder, Maker hereby authorizes any attorney designated by Holder or any clerk of any court of record to appear for Maker in any court of record and confess judgment against Maker, without prior hearing, in favor of Holder for, and in an amount equal to, the full amount then due and payable by Maker hereunder, all other amounts then due and payable by Maker to Holder under the provisions of this Note, costs of suit and attorneys' fees of 15% of the amount of such obligations. In connection therewith, Maker hereby releases, to the extent permitted by applicable laws, all errors and all rights of exemption, appeal, stay of execution, inquisition, and other rights to which Maker may otherwise be entitled under the applicable laws now in force and

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

which may hereafter be enacted, including, without limitation, those of the United States of America. The authority and power to appear for and enter judgment against Maker shall not be exhausted by one or more exercises thereof or by any imperfect exercise thereof and shall not be extinguished by any judgment entered pursuant thereto. Such authority may be exercised on one or more occasions or from time to time in the same or different jurisdictions as often as Holder shall deem necessary and desirable, for all of which this Note shall be sufficient warrant.

     IN WITNESS WHEREOF, Maker has executed this Note as of the date first above written.




                                        ----------------------------------
                                        ANDREW C. SHIELDS

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